EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2016 Stock Option and Incentive Plan of CRISPR Therapeutics AG of our report dated March 10, 2017, with respect to the consolidated financial statements of CRISPR Therapeutics AG included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 8, 2017